As filed with the Securities and Exchange Commission on August 14, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CTI GROUP (HOLDINGS) INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0308583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 N. Alabama Street, Suite 240 Indianapolis, IN	46204
(Address of Principal Executive Offices)	(Zip Code)

CTI GROUP (HOLDINGS) INC. 2015 STOCK INCENTIVE PLAN

(Full title of the plan)

Manfred Hanuschek

Chief Executive Officer and President

CTI Group (Holdings) Inc.

333 North Alabama Street, Suite 240

Indianapolis, IN 46204

(Name and address of agent for service)

(317) 262-4666

(Telephone number, including area code, of agent for service)

Copies to:

Chad J. Rubin

Duane Morris LLP

30 S. 17th Street

Philadelphia, Pennsylvania 19103

(215) 979-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	5,000,000	$0.31	$1,550,000	$180.11

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of Class A common stock, par value $0.01 per share (“Common Stock”), set forth below, an indeterminate number of shares of Common Stock which, by reason of certain anti-dilution provisions set forth in the CTI Group (Holdings) Inc. 2015 Stock Incentive Plan (the “Plan”), may become issuable under the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. 5,000,000 shares of Common Stock authorized for issuance under the Plan are being registered at a price of $0.31 per share, which represents the closing sale price of Common Stock on the Over-the-Counter Bulletin Board on August 13, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

CTI Group (Holdings) Inc. (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) in order to register 5,000,000 of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), under the CTI Group (Holdings) Inc. 2015 Stock Incentive Plan (the “Plan”).

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given, without charge, to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus (the “Prospectus”) that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Prospectus), other documents required to be delivered to the participants in the Plan pursuant to Rule 428(b) promulgated by the Commission under the Securities Act or additional information about the Plan are available, without charge, by contacting:

CTI Group (Holdings) Inc.

333 North Alabama Street, Suite 240

Indianapolis, IN 46204

(317) 262-4666

Attention: Manfred Hanuschek,

Chief Executive Officer and President

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

(i)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Commission on March 30, 2015;

(ii)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed with the Commission on May 14, 2015 and August 14, 2015, respectively;

(iii)	The Company’s Current Reports on Form 8-K filed with the Commission on March 11, 2015, April 7, 2015 and June 6, 2015, respectively; and

(iv)	The description of the Company’s Common Stock, which is incorporated by reference to the Current Report on Form 8-K filed with the Commission on November 13, 2002, and all amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

The Company’s Amended Bylaws, as amended (the “Bylaws”), provide for indemnification of its directors and officers to the full extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). Section 145 of the DGCL provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

Section 145 of the DGCL provides that a company may pay the expenses incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding upon an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. The Bylaws of the Company provide that the Company shall pay such expenses.

The Company has obtained insurance to cover the Company’s directors and executive officers for liabilities which may be incurred in connection with the offer, sale and registration of the Common Stock.

The Company has entered into indemnification agreements with its directors and certain of its officers containing provisions which provide for the indemnification of such directors or officers, as applicable, to the fullest extent permitted by Delaware law.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description

5.1	Opinion of Duane Morris LLP.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

99.1	CTI Group (Holdings) Inc. 2015 Stock Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 7, 2015).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 14, 2015.

CTI Group (Holdings) Inc.

By:	/s/ Manfred Hanuschek
Name:	Manfred Hanuschek
Title:	Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Manfred Hanuschek and Nathan Habegger, his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement was signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Manfred Hanuschek	Chief Executive Officer and President (Principal Executive Officer)	August 14, 2015
Manfred Hanuschek

/s/ Nathan Habegger	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2015
Nathan Habegger

/s/ Michael Reinarts	Chairman of the Board of Director	August 14, 2015
Michael Reinarts

August 14, 2015

/s/ John Birbeck	Director
John Birbeck		August 14, 2015

/s/ Bengt Dahl	Director	August 14, 2015
Bengt Dahl

August 14, 2015

/s/ Thomas W. Grein	Director
Thomas W. Grein		August 14, 2015

/s/ Salah Osseiran	Director	August 14, 2015
Salah Osseiran

/s/ Sid Rao	Director	August 14, 2015
Sid Rao

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Duane Morris LLP.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the Signature Page).

99.1	CTI Group (Holdings) Inc. 2015 Stock Incentive Plan (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on April 7, 2015).